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                                                                 Exhibit 3.3


                          CERTIFICATE OF INCORPORATION

                                       OF

                      NATIONWIDE ACQUISITION NEW YORK, INC.

                                      UNDER

                   SECTION 402 OF THE BUSINESS CORPORATION LAW

     I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the Business Corporation Law of the State of New York, as from time to time amended, do hereby certify as follows:

          FIRST: The name of the Corporation is

                 NATIONWIDE ACQUISITION NEW YORK, INC.

          SECOND: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served is CT Corporation System, 1633 Broadway, New York, NY 10019.

          THIRD: The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the Business Corporation Law of the State of New York as from time to time amended. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

          FOURTH: The office of the Corporation will be located in Monroe
County.

          FIFTH: The total authorized capital stock of the Corporation will be 100 shares of Common Stock, par value $.01 per share.

          SIXTH: The secretary of state of the State of New York is designated as an agent of the Corporation upon whom process against it may be served. The secretary of state will mail notice of such process against the Corporation to CT Corporation System, 1633 Broadway, New York, New York 10019.

          SEVENTH: The name and mailing address of the incorporator is as follows:

          NAME                           MAILING ADDRESS
          Sanford B. Kaynor, Jr.         599 Lexington Avenue
                                         New York, New York 10022


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          EIGHTH: The Corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and, pursuant to Section 726 of such Article 7, the Corporation shall be authorized to purchase and maintain insurance to so indemnify such persons. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any officer or director may be entitled under any By-Law, resolution of shareholders, a resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation.


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    IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of March, 1999.

                                    /s/ Sanford B. Kaynor, Jr.
                                    --------------------------
                                    Sanford B. Kaynor, Jr.

                                    Sole Incorporator


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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      NATIONWIDE ACQUISITION NEW YORK, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     The undersigned, being the Vice President, Treasurer and Secretary of NATIONWIDE ACQUISITION NEW YORK, INC. (the "Corporation"), hereby certifies:

     1. The name of the Corporation is NATIONWIDE ACQUISITION NEW YORK, INC.

     2. The Certificate of Incorporation was filed by the Department of State on March 5, 1999.

     3. The Certificate of Incorporation, as now in full force and effect, is hereby amended to effect the following changes as authorized by Section 801 of the Business Corporation Law:

     (a) To change the name of the Corporation to NATIONWIDE PRECISION PRODUCTS CORP. The Paragraph designated "FIRST" in the Certificate of Incorporation is hereby amended to read in its entirety as follows:

          FIRST: The name of the Corporation is

                       NATIONWIDE PRECISION PRODUCTS CORP.

     4. This Amendment to the Certificate of Incorporation was authorized by the unanimous written consent of the Board of Directors followed by the unanimous written consent of the Shareholders.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 19th day of March, 1999 and we affirm the statements contained therein as true under penalties of perjury.

                                            By: /s/ Ronald M. Miller
                                            -----------------------------------
                                              Name:  Ronald M. Miller
                                              Title: Vice President, Treasurer,
                                                     and Secretary